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                      Form of Amended Multiple Class Plan
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                                                                             (n)
                                    Form of
                               FIFTH THIRD FUNDS
                   Amended and Restated Multiple Class Plan
                         As Last Amended April 4, 2001

       This Multiple Class Plan ("Plan") is adopted by FIFTH THIRD FUNDS (the "Trust"), a Massachusetts business trust, with respect to the classes of shares (the "Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

     1.   Purpose

          This Plan is adopted pursuant to Rule l8f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with the issuance by the Trust of more than one class of shares of any or all of the separate series of the Trust.

     2.   Separate Arrangements/Class Differences

          The Trust has established, and may subsequently establish, one or more portfolio series (each a "Fund," and collectively the "Funds"). Each Fund may offer shares of those classes designated as "Investment A" (known as "Service Shares" when offered by the Fifth Third Institutional Money Market Fund and the Fifth Third Institutional Government Money Market Fund), "Investment B," "Investment C," "Institutional Shares," and "Advisor Shares" as provided in Exhibit A hereto (each a "Class," and collectively, the "Classes").

          Each Class of shares of beneficial interest in a Fund (the "Shares") represents interests in the same portfolio of investments of the Fund and will be identical in all respects; except that they will differ solely with respect to: (i) arrangements for shareholder services as provided in paragraph 3, below, arrangements for the distribution of Shares as provided in paragraph 4 below, or both; (ii) the exclusive right of a Class to vote on certain matters relating to the Plan of Distribution Pursuant to Rule 12b-1 adopted by the Trust with respect to such Class; (iii) such differences relating to purchase minimums, sales charges and eligible Advisors as may be set forth in the prospectuses and statement of additional information of the Fund, as the same may be amended or supplemented from time to time (the "Prospectuses" and "SAI"); (iv) the different exchange privileges of the Classes of Shares as provided in paragraph 5 below; (v) the fact that only certain Classes will have a conversion feature; and (vi) the designation of each Class of Shares.

     3.   Shareholder Services and Distribution

          Each Class of Shares of a Fund shall have a different arrangement for shareholder services or the distribution of Shares, or both, as follows:
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          (a)  Institutional Shares are not subject to a sales charge at the time of purchase or upon redemption.

          (b) Investment A Shares shall be sold subject to a front-end sales charge as set forth in the Prospectuses and SAI with respect to the applicable Fund. As set forth in the prospectus and the Statement of Additional Information, purchases of Investment A Shares of $500,000 or more, for which no sales charge is imposed, are subject to a CDSC of 1% if redeemed prior to the first anniversary of purchase.

          (c) Investment B and C Shares shall be sold subject to a contingent deferred sales charge as set forth in the Prospectuses and SAI with respect to the applicable Fund.

          (d) Investment A/ Service Shares shall be subject to an annual distribution and shareholder servicing fee of up to 0.25% of the net assets of the Fund allocable to such Class of Shares.

          (e) Investment B Shares shall be subject to a service fee of up to 0.25% of the net assets of the Fund allocable to such Class of Shares. Investment C Shares shall be subject to a non-Rule 12b-1 service fee of up to 0.25% of the net assets of the Fund allocable to such Class of Shares.

          (f) Advisor Shares shall be subject to an annual distribution fee of up to 0.50% of the net assets of the Fund allocable to such Class of Shares. Investment B and C Shares shall also be subject to an annual distribution fee of up to 0.75% of the net assets of the Fund allocable to such Class of Shares.

     4.   Expense Allocations

          Expenses of the Funds shall be allocated as follows:

          (a) Class Expenses. Expenses relating to different arrangements for shareholder services or the distribution of Shares, or both, shall be allocated to and paid by that Class. A Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of a Fund's assets, if such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other classes.

          (b) Other Allocations. All expenses of the Funds not allocated to a particular class as provided above shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund. Notwithstanding the foregoing, the underwriter, adviser, or other provider of services to a Fund may waive or reimburse the expenses of a specific Class or Classes to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board shall monitor the use of such waivers or reimbursements intended to differ by class.

     5.   Exchange Features
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          A shareholder may exchange shares of one Fund for the appropriate
     Class of shares of any other Fund in the Trust (with the exception of the Service shares offered by the Fifth Third Institutional Money Market Fund and Fifth Third Institutional Government Money Market Fund, which may not be exchanged). Shares of Funds with a sales charge may be exchanged at net asset value for shares of other Funds with an equal sales charge or no sales charge. Shares of Funds with a sales charge may be exchanged for shares of Funds with a higher sales charge at net asset value, plus the additional sales charge. Shares of Funds with no sales charge, whether acquired by direct purchase, reinvestment of dividends on such shares, or otherwise, may be exchanged for shares of Funds with a sales charge at net asset value, plus the applicable sales charge. When an exchange is made from a Fund with a sales charge to a Fund with no sales charge, the shares exchanged and additional shares which have been purchased by reinvesting dividends or capital gains on such shares retain the character of the exchanged shares for purposes of exercising further exchange privileges.

     6.   Effectiveness

          This Plan shall become effective with respect to each Class, (i) to the extent required by the Rule, after approval by a majority vote of: (a) the Trust's Board of Trustees; (b) the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan; and/or
     (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

     7.   Amendment

          This Plan may be amended at any time, with respect to any Class, by a majority vote of: (i) the Trust's Board of Trustees; and (ii) the members of the Board of Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of this
     Plan.
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                                                              Dated: May 1, 2000
                                                          Amended: April 4, 2001
                                    Form of
                                   EXHIBIT A
                                    to the
                              Multiple Class Plan

                         Investment A/ Service Shares
                              Investment B Shares
                              Investment C Shares
                             Institutional Shares
                                Advisor Shares


          Each of the portfolios of the Fifth Third Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Investment A Shares, the Investment B Shares, the Investment C Shares, the Institutional Shares, the Advisor Shares, and the Service Shares of such portfolio as indicated:

     Fifth Third Government Money Market Fund;

          Investment A Shares;
          Institutional Shares;

     Fifth Third Prime Money Market Fund;

          Investment A Shares;
          Investment B Shares;
          Institutional Shares;

     Fifth Third Tax Exempt Money Market Fund;

          Investment A Shares;
          Institutional Shares;

     Fifth Third Quality Growth Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Equity Income Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Pinnacle Fund;
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          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Balanced Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Mid Cap Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third International Equity Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Technology Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third Intermediate Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Long Term Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares

     Fifth U. S. Government Securities Fund;

          Investment A Shares;
          Investment C Shares;
          Institutional Shares;
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          Advisor Shares;

     Fifth Third Intermediate Municipal Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Ohio Tax Free Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;

     Fifth Third U.S. Treasury Money Market Fund;

          Institutional Shares;

     Fifth Third Strategic Income Fund;

          Institutional Shares;
          Advisor  Shares;

     Fifth Third Multicap Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Worldwide Fund

          Institutional Shares;
          Advisor Shares;

     Fifth Third Microcap Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Institutional Government Money Market Fund;

          Institutional Shares;
          Service Shares;

     Fifth Third Institutional Money Market Fund;

          Institutional Shares;
          Service Shares;
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     Fifth Third Michigan Municipal Money Market Fund;

          Investment A Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third International GDP Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Small Cap Growth Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Large Cap Growth Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Equity Index Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Large Cap Value Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Short Term Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;
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     Fifth Third Michigan Municipal Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Municipal Bond Fund;

          Investment A Shares;
          Investment B Shares;
          Investment C Shares;
          Institutional Shares;
          Advisor Shares;

     Fifth Third Ohio Tax Exempt Money Market Fund;

          Investment A Shares; and
          Institutional Shares.

     Witness the due execution hereof this 4/th/ day of April, 2001.



                                FIFTH THIRD FUNDS


                                   By: _______________